Exhibit 99.1

The Bon-Ton Stores, Inc. Announces Quarterly Cash Dividend

YORK, Pa.--(BUSINESS WIRE)--May 25, 2011--The Bon-Ton Stores, Inc. (Nasdaq: BONT) today announced the Board of Directors declared a cash dividend of five cents per share on the Class A Common Stock and Common Stock of the Company payable August 1, 2011 to shareholders of record as of July 15, 2011.

The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 275 department stores, which includes 11 furniture galleries, in 23 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner’s, Boston Store, Carson Pirie Scott, Elder-Beerman, Herberger’s and Younkers nameplates and, in the Detroit, Michigan area, under the Parisian nameplate. The stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings. For further information, please visit the investor relations section of the Company’s website at http://investors.bonton.com.

CONTACT:
The Bon-Ton Stores, Inc.
Mary Kerr, 717-751-3071
Vice President
Investor & Public Relations
mkerr@bonton.com